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                                                                     Exhibit 4.3


            INSTRUCTIONS FOR USE OF LIBERTY MEDIA INTERNATIONAL, INC.

                    SERIES A AND SERIES B RIGHTS CERTIFICATES



          CONSULT EQUISERVE TRUST COMPANY, N.A. OR YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

            The following instructions relate to a rights offering (the "Rights Offering") by Liberty Media International, Inc., a Delaware corporation (the "Company"), to the holders of its Series A common stock, par value $0.01 per share (the "Series A Common Stock"), and to the holders of its Series B common stock, par value $0.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), as described in the Company's prospectus dated July 19, 2004 (the "Prospectus"). Holders of record of shares of Series A Common Stock, at 5:00 p.m. New York City time, on July 26, 2004 (the "Record Date"), are receiving .20 transferable subscription rights ("Series A Rights") for each share of Series A Common Stock held by them on the Record Date. Each whole Series A Right is exercisable, upon payment of $25.00 as described below (the "Series A Subscription Price"), to purchase one share of Series A Common Stock (the "Series A Basic Subscription Privilege"). Holders of record of shares of Series B Common Stock on the Record Date are receiving .20 transferable subscription rights ("Series B Rights" and together with the Series A Rights, the "Rights") for each share of Series B Common Stock held by them on the Record Date. Each whole Series B Right is exercisable, upon payment of $27.50 as described below (the "Series B Subscription Price", and together with the Series A Subscription Price, the "Subscription Price"), to purchase one share of Series B Common Stock (the "Series B Basic Subscription Privilege" and together with the Series A Basic Subscription Privilege, each a "Basic Subscription Privilege"). In addition, subject to the proration described below,
(i) each holder of record of Series A Rights (each a "Series A Rightsholder") that fully exercises its Series A Basic Subscription Privilege with respect to all Series A Rights that it holds in the same capacity pursuant to a single rights certificate also has the right to subscribe at the Series A Subscription Price for additional shares of Series A Common Stock (the "Series A Oversubscription Privilege"); and (ii) each holder of record of Series B Rights (each a "Series B Rightsholder" and together with the Series A Rightsholders, the "Rightsholders") that fully exercises its Series B Basic Subscription Privilege with respect to all Series B Rights that it holds in the same capacity pursuant to a single rights certificate also has the right to subscribe at the Series B Subscription Price for additional shares of Series B Common Stock (the "Series B Oversubscription Privilege" and together with the Series A Oversubscription Privilege, the "Oversubscription Privilege"). If shares of either series of Common Stock being offered in the Rights Offering remain available for subscription following the exercise of the Basic Subscription Privilege by Rightsholders prior to the Expiration Time, as defined below (the "Excess Shares"), such Rightsholders may exercise their Oversubscription Privilege to subscribe for a number of Excess Shares. If there are not a sufficient number of Excess Shares of the applicable series of Common Stock to satisfy all subscriptions pursuant to the exercise of Oversubscription Privileges by the applicable Rightsholders, the available Excess Shares of the applicable series of Common Stock will be allocated pro rata among Rightsholders of the applicable series of Common Stock exercising their Oversubscription Privilege in proportion to the number of shares of the applicable series of Common Stock that each such Rightsholder purchased pursuant to its Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rightsholder being allocated a greater number of Excess Shares than such Rightsholder subscribed for pursuant to the exercise of such Rightsholder's Oversubscription Privilege, then such Rightsholder will be allocated only such number of Excess Shares as such Rightsholder subscribed for, and the remaining Excess Shares will be allocated among the other Rightsholders exercising their Oversubscription Privilege with respect to the applicable series of Rights.

            No fractional Rights or cash in lieu thereof will be issued or paid. The number of total Rights distributed to each record holder has been rounded up to the nearest whole number in order to avoid issuing fractional Rights. Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent by August 6, 2004, as determined in the Company's sole and absolute discretion.

            The Subscription Price is payable by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent.

            The Rights will expire at 5:00 p.m., New York City time, on August 23, 2004, unless extended as described in the Prospectus (the "Expiration Time"). It is anticipated that the Series A Rights and Series B Rights will be traded on the Nasdaq National Market under the symbols "LTYAR" and "LTYBR".

            The number and series of Rights to which a holder of Common Stock is entitled is printed on the face of that holder's "Rights Certificate." You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Rights by completing the Rights Certificate and returning it to the Subscription Agent in the envelope provided.

            YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE
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COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE
SPECIFICALLY DESCRIBED IN THE PROSPECTUS, BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1. SUBSCRIPTION PRIVILEGE.

            To exercise Rights, deliver your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent.

            Payment of the applicable Subscription Price must be made for the full number of shares of Common Stock being subscribed for by certified or personal check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to: EquiServe Trust Company, N.A., as Subscription Agent. THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) THE CLEARANCE OF ANY UNCERTIFIED CHECK, OR (II) THE RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER.

            If paying by uncertified personal check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, Rightsholders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or money order.

            Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate within three business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within three business days of the Notice of Guaranteed Delivery.

            Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent, at the address, or by calling the telephone number, indicated below.

            Banks, brokers, trusts, depositaries or other nominee holders of the Rights who exercise the Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with any exercise of the Oversubscription Privilege, the aggregate number of Rights that have been exercised and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among Rightsholders of the applicable series of Rights exercising their Oversubscription Privilege in proportion to the number of shares of Common Stock purchased pursuant to each such Rightsholder's Basic Subscription Privilege.

            The address and telecopier numbers of the Subscription Agent are as follows:

            By Overnight Delivery:                         By Mail:                                  By Hand:
        EquiServe Trust Company, N.A.           EquiServe Trust Company, N.A.        Securities Transfer & Reporting Services  Inc.
             161 Bay State Drive                        PO Box 859208                              c/o EquiServe
        Braintree, Massachusetts 02184       Braintree, Massachusetts 02185-9208             100 William St. 3rd Floor
                                                                                             New York, New York 10038


                             Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (781) 380-3388

                      To confirm receipt of facsimile only:
                             (781) 843-1833 ext. 200


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            The address and telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation are as follows:

                              D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                    All Others Call Toll Free: (800) 488-8035

            If you exercise less than all of the Rights evidenced by your Rights Certificate you may either (a) check box "F" and complete Section 2 of your Rights Certificate to transfer your remaining unexercised Rights (but no fractional Rights) to a designated transferee or to assign them to a bank or broker to sell for you, (b) check box "D" and complete Section 1 of your Rights Certificate to direct the Subscription Agent to attempt to sell the unexercised Rights (but no fractional Rights) on your behalf, or (c) check box "E" and complete Section 1 of your Rights Certificate and the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights (see Paragraph 4 of these "Instructions For Use of Liberty Media International, Inc. Series A and Series B Rights Certificates"). If you choose to have any such new Rights Certificate delivered to a different address, so indicate in Section 1 of your Rights Certificate. If you choose to have a new Rights Certificate sent, you may not receive any such new Rights Certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Rights evidenced thereby.

            If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the aggregate Subscription Price transmitted or delivered by you, and to the extent that the aggregate Subscription Price transmitted or delivered by you exceeds the product of the applicable per share Subscription Price multiplied by the number of whole Rights evidenced by the Rights Certificate(s) transmitted or delivered by you and no direction is given as to the excess (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of the applicable series of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the applicable per share Subscription Price, subject to the limit on the number of shares of the applicable series of Common Stock available to be purchased in the Rights Offering and applicable proration.

2. CONDITIONS TO COMPLETION OF THE RIGHTS OFFERING.

            There are no conditions to the completion of the Rights Offering. However, the Company has the right to terminate the Rights Offering for any reason before the Rights expire.

3. DELIVERY OF SHARES OF COMMON STOCK.

            As soon as practicable after the Expiration Time, the following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Section 1 of your Rights Certificate.

            (a) Subscription Privilege. The Subscription Agent will deliver to each validly exercising Rightsholder shares of Common Stock purchased pursuant to such exercise including the number of shares of Common Stock allocated to and purchased by such Rightsholder pursuant to its Oversubscription Privilege. The Subscription Agent will effect delivery of the subscribed for shares of Common Stock through the Subscription Agent's book-entry registration system by mailing to each subscribing Rightsholder a statement of holdings detailing such Rightsholder's subscribed-for shares of Common Stock and the method by which the subscribing Rightsholder may access its account and, if desired, trade its shares. See "The Rights Offering -- Subscription Privileges" in the Prospectus.

            (b) Return of Excess Payments. The Subscription Agent will promptly deliver to each Rightsholder who exercises the Oversubscription Privilege any excess funds tendered, without interest or deduction, in payment of the Subscription Price for each share of Common Stock that is subscribed for by, but not allocated to, such Rightsholder pursuant to the Oversubscription Privilege.

4. TO SELL OR TRANSFER RIGHTS.

            (a) Transfer of All or Less than All Unexercised Rights to One Designated Transferee. To transfer all of your unexercised Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf, you must so indicate in box "F" and complete Section 2 of your Rights Certificate. A Rights Certificate that has been properly transferred in


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its entirety may be exercised by a new holder without having a new Rights
Certificate issued. If you wish to transfer less than all of your unexercised Rights (but no fractional Rights) to one designated transferee or to a broker, dealer or nominee for sale on your behalf, so indicate in box "F" and complete
Section 2 of your Rights Certificate and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not transferred. Such instructions should be guaranteed by an Eligible Institution. If no such instructions are received, the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights. If box "F" is checked but Section 2 is not completed, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.

            (b) Transfer of All or Less than All Unexercised Rights to More than One Designated Transferee. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer all or less than all of the unexercised Rights (but no fractional Rights) evidenced by your Rights Certificate to more than one designated transferee or to more than one broker, dealer or nominee for sale on your behalf, so indicate in box "F" and complete Section 2 and separately instruct the Subscription Agent as to the action to be taken with respect to any unexercised Rights not transferred. Such instructions should be guaranteed by an Eligible Institution. Alternatively, you may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. Each Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in Paragraph 4(a).

            (c) Sale of All Unexercised Rights Through the Subscription Agent. To sell all unexercised Rights (but no fractional Rights) evidenced by a Rights Certificate through the Subscription Agent, so indicate by checking box "D" and completing Section 1. IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR RIGHTS, SUCH RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE NET SALE PRICE OF ALL RIGHTS SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the selling Rightsholder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY RIGHTS. You must have your order to sell your Rights to the Subscription Agent before 11:00 a.m., New York City time, on August 16, 2004, the fifth business day before the Expiration Time. If the Subscription Agent cannot sell your Rights by 5:00 p.m., New York City time, on August 18, 2004, the third business day before the Expiration Time, the Subscription Agent will hold your Rights Certificate for pick up by you at the Subscription Agent's hand delivery address provided above. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering -- Method of Transferring and Selling Rights -- Sales of Rights Through the Subscription Agent."

            (d) Sale of Less than All Unexercised Rights Through the Subscription Agent. You may have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. The Rights Certificate evidencing the number of unexercised Rights you intend to sell can then be sold by following the instructions in Paragraph 4(c). IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR RIGHTS, SUCH RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE SALE PRICE OF ALL RIGHTS SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY RIGHTS. You must have your order to sell your Rights to the Subscription Agent before 11:00 a.m., New York City time, on August 16, 2004, the fifth business day before the Expiration Time. If the Subscription Agent cannot sell your Rights by 5:00 p.m., New York City time, on August 18, 2004, the third business day before the Expiration Time, the Subscription Agent will hold your Rights Certificate for pick up by you at the Subscription Agent's hand delivery address provided above. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering -- Method of Transferring and Selling Rights -- Sales of Rights Through the Subscription Agent."

5. TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

            Send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided), signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may assign your unexercised Rights to a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificate(s) in time to enable the Rightsholder to complete a sale, exercise or transfer by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.


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6. EXECUTION.

            (a) Execution by Registered Holder(s). The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

            (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

            (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer all or less than all of your unexercised Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf as specified in Paragraphs 4(a) and/or 4(b), or to have the Subscription Agent sell less than all of your unexercised Rights, as specified in Paragraph 4(d).

7. METHOD OF DELIVERY.

            The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time.

8. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

            If you are a broker, a dealer, a trustee or a depositary for securities who holds shares of our Common Stock for the account of others as a nominee holder, you may, upon proper showing to the Subscription Agent, exercise your beneficial owners' Basic Subscription Privilege and Oversubscription Privilege through The Depository Trust Company ("DTC"). You may exercise Rights held through DTC ("DTC Exercised Rights") through DTC's PSOP Function on the "agents subscription over PTS" procedures and instructing DTC to charge the applicable DTC account for the Subscription Price and to deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares by the Expiration Time unless guaranteed delivery procedures are utilized.

9. SUBSTITUTE FORM W-9.

            Each Rightsholder who elects to sell or transfer the Rights through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") and, where applicable, certification of such Rightsholder's exemption from backup withholding on Substitute Form W-9. Each foreign Rightsholder who elects to sell or transfer the Rights through the Subscription Agent should provide the Subscription Agent with certification of foreign status on Substitute Form W-8. Copies of Substitute Form W-8 and additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 28% federal income tax withholding with respect to funds to be remitted to Rightsholders in respect of Rights sold by the Subscription Agent.


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